Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

September 15, 2021

W. R. Berkley Corporation

475 Steamboat Road

Greenwich, Connecticut 06830

Re:	W. R. Berkley Corporation – 3.150% Senior Notes due 2061

Ladies and Gentlemen:

We have acted as counsel to W. R. Berkley Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $350,000,000 aggregate principal amount of the Company’s 3.150% Senior Notes due 2061 (the “Securities”) pursuant to the Indenture, dated as of May 12, 2020, as supplemented by the Third Supplemental Indenture (such Indenture, as so supplemented, the “Indenture”), dated as of September 15, 2021, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

In connection therewith, we have examined (a) the Registration Statement on Form S-3 (File No. 333-249950) (the “Registration Statement”) filed by the Company and the other related registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (b) the prospectus of the Company dated November 6, 2020, as supplemented by the prospectus supplement, dated September 8, 2021, relating to the Securities, as filed with the Commission on September 9, 2021, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), and (c) the Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of resolutions of the Board of Directors of the Company or committees thereof and such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant

BRUSSELS    CHICAGO    FRANKFURT     HOUSTON    LONDON    LOS  ANGELES    MILAN

NEW  YORK    PALO  ALTO     PARIS    ROME    SAN  FRANCISCO    WASHINGTON

W. R. Berkley Corporation

September 15, 2021

facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and of public officials.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that the Securities have been duly authorized and (assuming their due authentication by the Trustee), when they have been duly executed, issued and delivered in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture.

The opinions rendered herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated September 15, 2021, as filed with the Commission on September 15, 2021, which is incorporated by reference into the Registration Statement and the Prospectus and to the use of our name under the caption “Legal Matters” contained in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP